Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

JUNE 30, 2010

JURASIN OIL AND GAS, INC

(UNAUDITED)

	Jurasin Oil and Gas, Inc.	Radiant Oil and Gas, Inc.	Pro-forma recapitalization		Pro Forma Consolidated Balance Sheet	Pro-forma Adjustments		Pro Forma Consolidated Balance Sheet
ASSETS
Current assets
Cash and cash equivalents	$72,093	$40	$-		$72,133	$25,000	(c)	$-
	-	-	-		-	475,000	(b)	572,133
Investments	234,650	-	-		234,650	-		234,650
Due from related party	321,258	-	-		321,258	-		321,258
Other current assets	41,277	-	-		41,277	-		41,277
Deferred finance charge	6,402	-	-		6,402	152,069	(d)	158,471
Total current assets	675,680	40	-		675,720	652,069		1,327,789

Oil and gas properties, accounted for using the full cost method of accounting, net	2,800,411	-	-		2,800,411	-		2,800,411
Other assets	7,847	-	-		7,847	-		7,847
TOTAL ASSETS	$3,483,938	$40	$-		$3,483,978	$652,069		$4,136,047

LIABILITIES AND STOCKHOLDERS' DEFICIT
Accounts payable and accrued expenses	1,406,615	177,960	-		1,584,575	-		1,584,575
Notes payable, including accrued interest of $561,216	4,075,411	-	-		4,075,411	(100,000)	(c)	3,975,411
Advances from shareholders, including $29,071 of accrued interest	20,603	49,946	-		70,549	-		70,549
Payable to stockholder	-	-	-		-	165,000	(e)	165,000
Debentures payable to related party, net of discount	-	-	-		-	78,658	(c)	78,658
Debentures payable, net of discount	-	-	-		-	298,903	(b)	298,903
	5,502,629	227,906	-		5,730,535	442,561		6,173,096
								0
Note payable to shareholder						884,000	(e)	884,000
Other long-term liabilities	422,345				422,345			422,345
TOTAL LIABILITIES	5,924,974	227,906	-		6,152,880	1,326,561		7,479,441

Stockholders' deficit
Preferred Stock, $0.01 par value, 5,000,000 shares authorized; none issued and outstanding	-	-	-		-	-		-
Common Stock	15,528	24,926	(24,926)	(a)	-	-		-
	-	-	59,398	(a)	74,926	-		74,926

Additional paid-in capital	-	3,875,003	(4,102,869)	(a)	-	-		-
	-	-	(59,398)	(a)	(287,264)	-		-
	-	-	-		-	176,097	(b)
	-	-	-		-	46,342	(c)
	-	-	-		-	152,069	(d)
	-	-	-		-	(1,049,000)	(e)	(961,756)
Accumulated other comprehensive income	15,107	-	-		15,107	-		15,107
Accumulated deficit	(2,471,671)	(4,127,795)	4,127,795	(a)	(2,471,671)	-		(2,471,671)

Total Stockholders' Deficit	(2,441,036)	(227,866)	-		(2,668,902)	(674,492)		(3,343,394)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$3,483,938	$40	$-		$3,483,978	$652,069		$4,136,047

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1 – BASIS OF PRESENTATION

In August 2010, Jurasin Oil and Gas, Inc. (“we”, “us”, “JOG”) completed a reverse acquisition transaction through an Reorganization Agreement with Radiant Oil and Gas, Inc. (“Radiant”) whereby Radiant acquired 100% of our issued and outstanding capital stock in exchange for 5,000,000 shares of Radiant’s common stock.  The agreement provides for the issuance of up to an additional 1,000,000 shares of Radiant common stock upon the satisfaction of certain performance conditions. As a result of the reverse acquisition, we became Radiant’s wholly-owned subsidiary and our former stockholders became the controlling stockholders of Radiant.  The share exchange with Radiant was treated as a reverse acquisition, with JOG as the accounting acquirer and Radiant as the acquired party.

Consequently, our assets and liabilities and our historical operations will be reflected in the consolidated financial statements for periods prior to the Reorganization Agreement.  Our assets and liabilities will be recorded at the historical cost basis.  After the completion of the Reorganization Agreement, our consolidated financial statements will include the assets and liabilities of both JOG and Radiant, our historical operations up through the closing date of the Reorganization Agreement and the combined operations of Radiant and Jurasin from the closing date of the Reorganization Agreement.

This pro forma balance sheet was prepared assuming the transaction occurred on June 30, 2010 (as to the balance sheet). Audited financial statements of JOG and Radiant have been used in the preparation of the pro forma statements for the twelve months ended December 31, 2009.  Unaudited financial statements have been used in the preparation of the pro forma financial statements as of June 30, 2010..  This pro forma balance sheet should be read in conjunction with the historical financial statements of Radiant and JOG.

On April 16, 2010, Radiant effected a five for one reverse stock split.  This pro forma balance sheet has been retroactively restated to reflect the stock split.

Effective September 9, 2010, Radiant did a two for one reverse stock split. This pro forma balance sheet has been retroactively restated to reflect the stock split.

Note 2 – PRO FORMA ASSUMPTIONS

(a)  To eliminate the equity of Radiant, the accounting acquiree, and to reflect the recapitalization of the common stock and additional paid in capital of JOG as a result of the reverse merger.

(b)  To reflect the sale by Radiant of 4.75 units consisting of $475,000 of debentures and warrants to purchase 237,500 shares of Radiant common stock to three investors. The debentures have an 18% per annum stated interest rate, an effective interest rate of 71%, and mature on July 31, 2011.  The warrants have an exercise price of $1.00 per share and a term of up to 4 years. The proceeds of the debentures were allocated between the debentures and the warrants based on their relative fair market values.  The fair market value of the warrants were determined using the black-sholes option pricing model with the following assumptions:

Risk-free interest rate	1.22%
Dividend yield	0%
Volatility factor	232%
Expected life (years)	4 years

We allocated the proceeds, which were collected prior to the close of the Reorganization Agreement and which totaled $475,000, between the warrants and the debentures based on the relative fair values as follows:

Relative fair value of warrants	$176,097
Relative fair value of debenture	$298,903
Gross proceeds	$475,000

The relative fair value of the warrants is reflected as a discount from the debt.  The discount will be amortized using the effective interest method over the life of the debenture, one year.

(c)  To reflect the sale by Radiant of 1.25 units consisting of debentures with a face amount of $125,000 and warrants to purchase 62,500 shares of Radiant common stock to a related party of Radiant.  The debentures have an 18% per annum stated interest rate, an effective interest rate of 71%, and mature on July 31, 2011.  The warrants have an exercise price of $1.00 per share and a term of up to 4 years.  The proceeds of the debentures were allocated between the debentures and the warrants based on their relative fair market values.  The fair market value of the warrants were determined using the black-sholes option pricing model with the following assumptions:

2

Risk-free interest rate	1.22%
Dividend yield	0%
Volatility factor	232%
Expected life (years)	4 years

We allocated the proceeds between the warrants and the debentures based on the relative fair values as follows:

Relative fair value of warrants	$46,342
Relative fair value of debenture	$78,658
Gross proceeds	$125,000

The relative fair value of the warrants is reflected as a discount from the debt.  The discount will be amortized using the effective interest method over the life of the debenture, one year.

The proceeds from the sale of these debentures were used to pay $100,000 of JOG’s existing notes payable and provided $25,000 in cash to Radiant.

(d)  To reflect the deferred finance charge associated with issuance of the debentures described in (c) and (d) above pursuant to a $14,500,000 funding arrangement. The pro rata portion of the offering costs associated with the $600,000 debentures that were issued was $152,069 and is reflected as a deferred finance charge.  The deferred finance charge will be amortized over the life of the debentures, one year.

(e)  To reflect the spin-off of certain assets and liabilities to a company owned by John M. Jurasin, our Majority Shareholder, at or before the time of the acquisition as follows:

a.  Effective March 2010, we assigned certain minor legacy overriding royalty interests in various projects, including the Baldwin AMI, the Coral, Ruby and Diamond Project, the Aquamarine Project, and the Ensminger Project to a related party entity owned by the Majority Shareholder.  Additionally, we assigned our working interest in a minor project, Charenton, to the related party entity.  We did not receive any proceeds for the conveyances and, except for the Ensminger Project, the interests assigned had a historical cost basis of $0. The Ensminger Project had allocable costs of $23,446. The conveyance was accounted for as a transaction between entities under common control and the ORRI was recorded as a distribution to shareholder and transferred out of property at it historical cost. This transaction was recorded in JOG’s books as of June 30, 2010; accordingly, it had no balance sheet effect.

b.  UnderThe Reorganization the Majority Shareholder received a note payable for $884,000 that carries interest at a rate of 4% per annum and is payable in three years.   The note shall be prepaid upon the Company raising at least $10,000,000 and subject to payment in full of our Credit Facility.  The Majority Shareholder also received a note payable for $165,000, that carries interest at a rate of 4% per annum and is payable upon demand subject to payment in full of our Credit Facility.The net assets that were spun off and the notes are treated as a dividend to the Majority Shareholder.

Note 3 – COMMON SHARES

The total common shares outstanding are:
Radiant post-split shares, June 30, 2010	2,492,603
Issuance of common stock to Jurasin shareholders (a)	5,000,000
Total common shares outstanding per pro forma consolidated financial statements	7,492,603

As of the date of the transaction, there were warrants to purchase 300,000 shares of Radiant common stock outstanding

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